Targeted Genetics Realigns Product Development Priorities
and Implements Cost Reduction Measures

- Company Focuses on Clinical Development Path for LCA, HD and ALS -
- Cuts Costs by Personnel Reductions and Salary Deferrals and Reductions -

SEATTLE, Wash., December 2, 2008— Targeted Genetics Corporation (NASDAQ:TGEN) today announced that it has realigned its product development priorities to focus on its ocular and neurological product candidates and its first use of expressed RNAi. The Company believes these candidates present the greatest opportunity for creating value in the near term with the capabilities and resources currently available to the Company and its collaborators and with the financial resources it believes are available in today’s challenging capital markets. In conjunction with this pipeline prioritization, the Company has reduced its payroll costs by 25% and reduced other costs by 15% when compared to 2008.

“We believe this prioritization of our product pipeline and the resulting changes to our cost structure positions us to advance our promising candidates while we explore ways to monetize other valuable assets that the Company has built over the years,” said B.G. Susan Robinson, president and chief executive officer of the Company.

The Company plans to focus its efforts around its clinical stage AAV-RPE65 product candidate for treatment of severe retinal dystrophies most commonly diagnosed as Leber’s Congenital Amaurosis (LCA), its preclinical Huntington’s Disease (HD) product candidate and a third product candidate to treat Amyotrophic Lateral Sclerosis (ALS), also in preclinical development.

Targeted Genetics’ LCA program was initiated in 2005 when the Company entered into a collaboration agreement to develop, manufacture and commercialize AAV-RPE65 with the University College London and Moorfield’s Hospital. Targeted Genetics manufactured AAV-RPE65 vector for the ongoing Phase I/II clinical trial initiated in May 2007. In April 2008, Professor Robin Ali, University College London and Moorfield’s Hospital, reported promising early results at the Association for Research in Vision and Ophthalmology (ARVO) conference, which findings were published in the May 2008 issue of the New England Journal of Medicine. Based on the success seen in this trial with one of the patients and the possible short time to market for a potential drug of this type, the Company plans to pursue commercialization of the AAV-RPE65 product candidate and be in position as early as 2010 to file regulatory documents seeking marketing approval for the candidate. If the LCA program is successful, the Company intends to leverage work on the AAV-RPE65 product and pursue treatment of additional ocular diseases.

Targeted Genetics’ HD program, conducted in collaboration with Beverly Davidson, Ph.D., the Roy J. Carver Professor of Medicine and Vice Chair of Basic Research in the Department of Internal Medicine at the University of Iowa, is the Company’s prototype program to utilize the potential of AAV as a delivery mechanism for expressed RNAi, a potent gene silencing technology. The Company views its expressed RNAi program for HD as both a promising initial product opportunity to address neurological disorders and a proof-of-concept for delivering expressed interfering RNA constructs utilizing an AAV vector.

Targeted Genetics is conducting its ALS program with John F. Engelhardt, Ph.D., Director of the Center for Gene Therapy and Professor, Department of Anatomy and Cell Biology at the University of Iowa. The program is fully funded for 2009 as a result of a $2.4 million grant from the United States Department of Defense. Targeted Genetics plans to develop a small-molecule product candidate based on observations by Dr. Engelhardt which show that over-activation of NADPH (nicotinamide adenine dinucleotide phosphate) oxidase is associated with pathogenesis of ALS. The work expected to be performed under the grant includes formulation development and preclinical testing. Although not within the Company’s general focus on gene therapy, the Company believes the ability to leverage a long-standing collaboration and a two-year NADPH sponsored research agreement with Dr. Engelhardt and its experience with bringing therapeutics to trial presents a compelling opportunity to expand the Company’s platform. If preclinical results generated in 2009 are promising, the Company expects to initiate clinical trials of an ALS drug candidate as early as 2010.

The Company is also evaluating alternatives for the future clinical development of its inflammatory arthritis product candidate, tgAAC94. The Company continues to see value in the inflammatory arthritis program. It believes, however, that the most prudent and efficient way to advance this program will be through collaboration with a corporate partner that has the resources to take the product into phase II development and, if successful, onto commercialization. In the near term, the Company plans to continue its collaborations with the National Institutes of Health and Children’s Hospital of Philadelphia to support the initiation of clinical trials by its collaborators of an HIV-vaccine product candidate.

In addition, the Company plans to maintain its manufacturing collaboration with Celladon Corporation in support of their clinical study in congestive heart failure. Finally, the Company plans to continue to explore opportunities to monetize its other assets, including ways to capitalize on its industry pioneering work and strength as a leader in the development of commercially scalable AAV manufacturing processes.

The Company’s cost cutting measures included a reduction of seven employees and salary deferrals or reductions to half-time status for the seven most senior Company executives. These changes, along with the previously announced resignations of the Company’s former chief executive officer and chief scientific officer, collectively reduce the Company’s current cash outflow for employee compensation by approximately 25%. As a result of these staffing changes, the Company currently employs 56 full-time equivalent employees.

As reported in the Company’s Form 10Q filed November 5, 2008, the Company only has cash and short term investments to support its ongoing activities into the first quarter of 2009. As a result, the Company is aggressively pursuing access to additional capital from a wide variety of potential sources, including strategic transactions, licensing or selling technology, additional product development collaborations, sales of stock or placement of debt, additional revenue from expanding or augmenting current collaborations and initiatives to capitalize on the Company’s intellectual property, manufacturing capabilities and product development expertise.

About Targeted Genetics Corporation
Targeted Genetics Corporation is a biotechnology company committed to the development of innovative therapies for the prevention and treatment of diseases with significant unmet medical need. A key area of focus for Targeted Genetics is applying its proprietary Adeno-Associated Virus (AAV) technology platform to deliver genetic constructs to increase gene function or silence gene function. Targeted Genetics' lead product development efforts target ocular and neurological indications, two therapeutic areas where AAV delivery may have competitive advantages over other therapeutic modalities. To learn more about Targeted Genetics, visit its website at www.targetedgenetics.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This release contains forward-looking statements regarding the Company's liquidity and financial resources, its ability to fund ongoing and future operations and its business strategy and product development, including statements regarding the Company's ability to raise capital or secure other financial resources in the near term, the extent of the Company's cash horizon, the timing, nature and results of the Company's research and development programs and the potential impact of the results of such programs on the Company's operations, the Company’s ability to monetize assets and other statements about the Company's plans, objectives, intentions and expectations. These statements involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions and known and unknown risks and uncertainties can affect the accuracy of forward-looking statements and cause actual results to differ materially from those expected or implied by the forward-looking statements. Factors that could affect actual future events or results include, but are not limited to, the risk that the Company will run out of cash earlier than expected, the risk that the Company will not be able to raise capital or secure other financial resources in the near term, the risk that the Company's research and development programs are not successful or are delayed or terminated, the risk that payments anticipated by the Company under product development collaborations, contracts and its grant are not earned or received when expected or at all, the risk that the Company will not be able to monetize its assets as expected or at all and the risk that the Company will not be able to maintain its listing on the NASDAQ Capital Market as well as other risk factors described in "Item 1A. Risk Factors" in the Company's most recent quarterly report on Form 10-Q for the period ended September 30, 2008 filed with the SEC. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. The Company undertakes no duty to publicly announce or report revisions to these statements as new information becomes available that may change the Company's expectations.
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